UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 17, 2005

                            Cox Communications, Inc.
             (Exact name of registrant as specified in its charter)


   Delaware                      1-6590                        58-2112288
(State or other         (Commission File Number)             (I.R.S. Employer
jurisdiction of                                             Identification No.)
incorporation)


 1400 Lake Hearn Drive, Atlanta, Georgia                          30319
(Address of principal executive offices)                       (Zip Code)


                                 (404) 843-5000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))


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Item 1.1.         Entry into a Material Definitive Agreement.

On March 17, 2005, the Compensation Committee of the Board of Directors of Cox Communications, Inc. ("CCI") approved the Cox Communications, Inc. 2005 Performance Plan (the "Performance Plan"). The following is a description of the material terms of the Performance Plan. This description is a summary and, as such, is not complete. This description is subject to, and qualified in its entirety by reference to, the terms and conditions set forth in the formal written Performance Plan document, a copy of which is attached hereto an Exhibit
10.1 and incorporated herein by reference.

Each participant in the Performance Plan will be assigned a target award under the Performance Plan. The performance goal for the Performance Plan is the amount of CCI's cumulative operating cash flow in excess of its cumulative capital expenditures measured over the measurement period. For this purpose, the measurement period generally covers the period from January 1, 2005 through December 31, 2009, except that the measurement period for any participant who terminates with CCI and any of its affiliates shall end as of the last day of the year ending just before the year in which that termination occurs. At the end of the relevant measurement period, the participant's earned award will be valued by determining the performance result actually achieved in that period as a percentage of the performance goal set by the committee. The maximum award payable under the Performance Plan is equal to 200% of a participant's target award, and the maximum award payable under the Performance Plan to any participant who terminates employment other than for reason of retirement, disability, death or involuntary termination of employment solely as a result of the consummation of certain transactions in which assets are sold by CCI or its affiliates is equal to 100% of a participant's target award. The minimum award payable under the Performance Plan is zero.

The earned award then is multiplied by the participant's vested percentage in the award based on continual employment with CCI and its affiliates to determine the actual amount of the payment. If the participant terminates employment for reason of retirement, disability, death or involuntary termination of employment solely as a result of the consummation of certain transactions in which assets are sold by CCI or its affiliates before December 31, 2009, then the participant will receive a percentage of the earned award based on a vesting schedule specified in Section 7(a) of the Performance Plan. In the event the participant terminates employment for any reason other than retirement, disability or death, but not due to involuntary termination of employment solely as a result of the consummation of certain transactions in which assets are sold by CCI or its affiliates, then the participant will receive a percentage of the earned award based on a vesting schedule specified in Section 7(b) of the Performance Plan.

Certain minimum awards will be payable to any participant who terminates employment for reason of retirement, disability, death or involuntary termination of employment solely as a result of the consummation of certain transactions in which assets are sold by CCI or its affiliates before December 31, 2006, and such awards are specified in Section 8(b) of the Performance Plan. A minimum award also will be payable to any participant who terminates employment for any reason other than retirement, disability or death, but not due to involuntary termination of employment solely as a result of the consummation of certain transactions in which assets are sold by CCI or its affiliates, after December 31, 2005 and before December 31, 2006, and that award is specified in Section 8(b) of the Performance Plan.

If a participant's employment is terminated on account of cause, as determined by the Committee, then no benefit shall be paid under the Performance Plan.

All distributions of awards under the Performance Plan will be in the form a lump sum cash payment, and will occur in a reasonable period of time after the end of the measurement period.

The Performance Plan will be administered by the Compensation Committee of the Board of Directors of CCI, or by another committee so designated by the Board. This committee will determine which employees of CCI or its affiliates are eligible to participate, establish and adjust the performance goal under the Performance Plan, establish and adjust the target awards for all participants and determine the amount of awards payable under the Performance Plan at the end of the measurement period.


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Attached hereto as Exhibit 10.2 is a form of Performance Award Statement. CCI will send each employee eligible to participate in the Performance Plan a personalized Performance Award Statement that briefly describes the Performance Plan and sets forth the value of the employee's target award under the Performance Plan.

Item 8.01         Other Events.

On March 17, 2005, in accordance with the terms of the indenture governing CCI's exchangeable subordinated discount debentures due 2020 (the "Discount Debentures"), CCI notified the trustee and holders of its intent to redeem all of its remaining outstanding Discount Debentures on April 20, 2005 (the "Redemption Date"). The aggregate redemption price for the remaining outstanding Discount Debentures will be approximately $32.5 million and payable in cash on the Redemption Date.

On March 16, 2005, the Delaware Court of Chancery held a hearing at which the court considered the merits of the proposed settlement of the In re Cox Communications, Inc. Shareholders' Litigation consolidated class action litigation currently pending in that court. This litigation was initiated in connection with the offer by Cox Enterprises to purchase all of the outstanding CCI Class A common stock not beneficially owned by Cox Enterprises. For a detailed description of prior events in the litigation, refer to Item 3. "Legal Proceedings" in CCI's Form 10-K for December 31, 2004, as filed with the SEC on March 16, 2005. On March 18, 2005, the Delaware court entered a final order approving the proposed settlement and certifying the requested class. The court separately will consider the plaintiffs' pending request for attorneys' fees on May 9, 2005.

Item 9.01.        Financial Statements and Exhibits.


         (a) Not applicable.

         (b) Not applicable.

         (c) Exhibits:

                  10.1     Cox Communications, Inc. 2005 Performance Plan

                  10.2     Form of Performance Award Statement


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 18, 2005         Cox Communications, Inc.



                               By:  /s/ Jimmy W. Hayes
                                    ----------------------------------------
                                    Name: Jimmy W. Hayes
                                    Title: Executive Vice President, Finance
                                           and Chief Financial Officer